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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                 --------------------

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                               Merrill Lynch & Co., Inc.
                        -------------------------------------
                (Exact name of registrant as specified in its charter)


              Delaware                                    13-2740599
     --------------------------                        -----------------
(State of incorporation or organization)               (I.R.S. employer
                                                      identification no.)

               World Financial Center
               North Tower
               250 Vesey Street
               New York, New York                           10281
     ---------------------------------------             ----------
     (Address of principal executive offices)            (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered
-------------------                          ------------------------------

Structured Yield Product                     New York Stock Exchange, Inc.
Exchangeable for Stock,
___% STRYPES Due          , 2001

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


                                         None
                      ------------------------------------
                                   (Title of class)



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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the Structured Yield Product Exchangeable for
Stock-SM-, _____% STRYPES-SM- Due          , 2001 (the "STRYPES") of Merrill
Lynch & Co., Inc., included under the captions "Supplemental Description of the STRYPES" and "Description of the STRYPES" in the Preliminary Prospectus Supplement dated January 14, 1998, and Prospectus dated January 14, 1998, respectively, relating to the Registration Statement on Form S-3 (No. 333-28537), as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") on June 4, 1997, is hereby incorporated by reference. In addition, the description of the STRYPES included under the caption "Supplemental Description of the STRYPES" in any final Prospectus Supplement relating to such Registration Statement filed with the Commission by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference herein.

Item 2.  EXHIBITS.

          The following exhibits are filed with, or incorporated by reference in, this Registration Statement.

          99(a) Senior Indenture, dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), incorporated herein by reference to Exhibit 99(c) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

          99(b) Form of Eleventh Supplemental Indenture to the Senior Indenture between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

          99(c)     Form of Certificate representing the STRYPES.


          Other securities issued by Merrill Lynch & Co., Inc. are listed on the New York Stock Exchange.



-----------------------

-SM-  Service mark of Merrill Lynch & Co., Inc.



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                                      SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              MERRILL LYNCH & CO., INC.



                              By: /s/Gregory T. Russo
                                 --------------------------
                                   Gregory T. Russo
                                   Secretary
Date: January 23, 1998

















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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549










                              MERRILL LYNCH & CO., INC.








                                       EXHIBITS
                                         TO
                           FORM 8-A DATED JANUARY 23, 1998














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                                  INDEX TO EXHIBITS

                                  -----------------


Exhibit No.                                                             Page No.
-----------                                                             --------


99(a) Senior Indenture, dated as of April 1, 1983, as amended and restated, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), incorporated herein by reference to Exhibit 99(c) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.

99(b) Form of Eleventh Supplemental Indenture to the Senior Indenture between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company).

99(c)     Form of Certificate representing the STRYPES.